                                   Exhibit 5


                FORM OF APPLICATION FOR INDIVIDUAL INSURANCE GI
                            (GROUP CONTRACT 33109)

APPLICATION FOR
GROUP INSURANCE WITH:  [LOGO OF PARAGON INSURANCE COMPANY APPEARS HERE]

1  Employee
   Name:                                     Social Security No.
        -----------------------------------                     ----------------
             Last        First        MI     Sex:    [_] Male   [_] Female
   Mailing                                   Date of Hire:      /     /
   Address:                                                -----------------
           --------------------------------  Date of Birth:     /     /
                                                           -----------------
                                                             Mo.  Day   Yr.
                                             Daytime Phone:
           --------------------------------                -----------------
                  City      State     Zip
--------------------------------------------------------------------------------

2  Insurance Applied For:         Benefits and Options
   FLIP PART A   FLIP PART B      [X]       INCREASING CONTRACT TYPE
                                     -------------------------------------------
                                     (Death benefit is equal to insurance amount
                                                   plus cash value)
   AUTOMATIC OPTIONAL             [X]     WAIVER OF MONTHLY DEDUCTION RIDER
   ------------------                -------------------------------------------
                       +                                       =
   -------------------   -------------------                     ---------------
   Amount of Insurance   Amount of Insurance                     Total Insurance

                       +                    +                  =
   -------------------   -------------------  ----------------   ---------------
     Monthly Premium       Monthly Premium    Monthly VIP Fund   Total  Monthly
                                                 Investment          Premium
--------------------------------------------------------------------------------

3  Beneficiary:                               Relationship:
               ---------------------------                 ---------------------
               (Beneficiary will be Estate
               unless otherwise indicated)

   Address:
           ---------------------------------------------------------------------

   Owner (Employee will be Owner unless otherwise indicated)
                                                            --------------------
   Important Note:  Naming an Owner is optional.  Do not assign ownership without reading the instructions.
--------------------------------------------------------------------------------

4  Are you now actively working for compensation at least
   thirty (30) hours per week for Fidelity?  To be eligible
   for coverage, you must satisfy this requirement.             [_] Yes  [_] No
--------------------------------------------------------------------------------

5  Have you smoked cigarettes, cigars, or a pipe or used
   tobacco in any form within the last 12 months?               [_] Yes  [_] No
--------------------------------------------------------------------------------

6 Indicate below how you want your contributions to be invested among the Fidelity VIP Funds.

   Fixed Income Portfolios                 Equity Portfolios

   VIP Money Market Portfolio          %   VIP Equity-Income Portfolio         %
                                    ---                                     ---
   VIP High Income Portfolio           %   VIP Growth Portfolio                %
                                    ---                                     ---
   VIP II Investment Grade Bond Port   %   VIP Overseas Portfolio              %
                                    ---                                     ---
                                           VIP II Asset Manager Portfolio      %
                                                                            ---
                                           VIP II Index 500 Portfolio          %
                                                                            ---
                                           VIP II Contrafund Portfolio         %
                                                                            ---
                                           VIP II Asset Manager: Growth Port   %
                                                                            ---
                                           VIP III Growth & Income Portfolio   %
                                                                            ---
                                           VIP III Balanced Portfolio          %
                                                                            ---
                                           VIP III Growth Opportunities Port   %
                                                                            ---
                                           VIP III Mid Cap Portfolio           %
                                                                            ---
   Percentages must be in whole numbers with a minimum of 10%.
   Total must equal 100%. Default will be 100% in Money Market Portfolio.

--------------------------------------------------------------------------------
HOME OFFICE ENDORSEMENT:                        Plan #
                                                      --------------------------
                                                Date of Issue:
                                                              ------------------
                                                Date Effective:
                                                               -----------------
--------------------------------------------------------------------------------
                                                     (Home Office Use Only)

33109

7  Suitability Information:

   A.  Have you received a prospectus for this plan
       dated              ?                                     [_] Yes  [_] No
            --------------

   B.  Have you received an illustration of the benefits,
       including death benefits and cash surrender values?      [_] Yes  [_] No

   C.  Do you understand that the cash surrender value is
       invested in the funds above and therefore may increase,
       decrease or even be reduced to zero depending on
       investment experience and there is no guaranteed cash
       value?                                                   [_] Yes  [_] No

   D.  Do you believe that the coverage applied for meets your insurance objectives and your anticipated financial
       needs?                                                   [_] Yes  [_] No

   E.  Investment Objectives:

       [__] Long Term Capital Appreciation  [__] Aggressive Growth  [__] Safety

       [__] Balanced Growth with Income  [__] Income  [__] Other (describe)

                                                           ---------------------
--------------------------------------------------------------------------------

   -----------------------------------------------------------------------------
8 DECLINATION OF ALL COVERAGE. Complete this section only if you wish to decline all coverage.

   If you do not wish to participate in the FLIP Plan you can elect not to participate. If you do this, you will receive a one-time payment equal to the premium for this year's Part A coverage. This election is permanent and will prevent you from participating in the Plan in the future regardless of your continuing service. Any election must be received by Paragon no more than fifteen days after the date you are sent the application.

   I hereby certify that I have been given the opportunity to apply for the insurance and after careful consideration have decided not to do so, and I understand I cannot apply for coverage in the future.

   ----------  ----------------------------------  ---------------------------
      Date        Employee Name (please print)        Signature of Employee
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

                          INTERIM INSURANCE DESCRIPTION

   Guaranteed Issue not available for particular proposed insured if applying after his/her first enrollment period. Any person who qualifies in all respects for guaranteed issue coverage shall be considered covered on an interim basis from the date of application for the amount of insurance applied for up to the applicable "GUARANTEED ISSUE AMOUNT". If death is due to suicide on the basis stated in the certificate, the Company's liability under this interim insurance may be limited to the return of the amount paid or withheld. Interim insurance ends on the earliest of the following dates:
   (a) the date insurance begins on the certificate applied for; (b) the date a certificate, other than applied for, is offered to the applicant; (c) the date the company notifies the applicant that the application for any proposed insured is declined; (d) 60 days from the date of application; or (e) termination of employment with Fidelity. Date of application shall be the
   later of date signed or                      .
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   YOUR SIGNATURE. Please sign to complete your application.

   I hereby authorize payroll deductions of any premiums to be paid for insurance purchased from Paragon Life Insurance Company.

   I have read the above questions and answers. I declare that the answers are complete and true to the best of my knowledge and belief. I agree that this application will be part of the certificate, if one is issued.

   Dated
        ------------------------------------
           Month        Day        Year

   -----------------------------------------
   Signature of Applicant
   (if other than Proposed Insured Employee)

   -----------------------------------------
   Signature of Proposed Insured Employee

--------------------------------------------------------------------------------